UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

NeuroBo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor Boston, Massachusetts, 02116 (Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

Registered Direct Offering

On October 1, 2021, the NeuroBo Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several institutional investors for the purchase and sale in a registered direct offering of 4,307,693 shares of the Company’s common stock, at a purchase price of $3.25 per share for gross proceeds of approximately $14,000,000, before deducting the placement agent’s fees and related offering expenses. The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The offering of the shares (the “Registered Offering”) is being made pursuant to the Company’s effective shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-256135), initially filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2021and declared effective by the Commission on May 26, 2021, and a prospectus supplement dated as of October 1, 2021.

Private Placement

The Purchase Agreement also provides for a concurrent private placement (the “Private Placement”) of warrants to purchase the Company’s common stock (the “Warrants”) with the purchasers in the Registered Offering. The Warrants will be exercisable for up to an aggregate of 4,307,693 shares of common stock. The Warrants will have an exercise price of $3.75 per share, will be exercisable commencing six months from the issuance date (the “Initial Exercise Date”), and will expire three and one-half years following the Initial Exercise Date. Subject to limited exceptions, a holder of a Warrant will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice to us.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the exclusive placement agent for the Company in connection with the Registered Offering and the Private Placement pursuant to an engagement letter, dated as of September 29, 2021, entered into by and between the Company and the Placement Agent. As compensation in connection with the Registered Offering and Private Placement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the Registered Offering Private Placement, non-accountable expenses in the amount of $75,000 and clearing fees of $15,950. The Company expects to pay fees and expenses of approximately $1,070,950 in the aggregate to the Placement Agent.

The Securities Purchase Agreement and form of Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Securities Purchase Agreement and Warrants are qualified in their entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures under Item 1.01 above regarding the unregistered sale of the Warrants and the shares issuable thereunder are incorporated herein by reference. The warrants and the shares of common stock issuable thereunder will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 8.01	Other Events

On October 1, 2021, the Company issued a press release announcing the Registered Offering and Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company is filing the opinion of its counsel, Honigman LLP, as Exhibit 5.1 hereto, regarding the legality of the shares covered by the Securities Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant to purchase shares of common stock.

5.1	Opinion of Honigman LLP.

10.1	Form of Securities Purchase Agreement, dated as of October 1, 2021, by and among NeuroBo Pharmaceuticals, Inc. and the purchasers identified on the signature pagers thereto.

23.1	Consent of Honigman LLP (included in Exhibit 5.1).

99.1	Press Release of NeuroBo Pharmaceuticals, Inc. dated October 1, 2021.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021	CHF SOLUTIONS, Inc.

By:	/s/ Richard Kang
Name:	Richard Kang
Title:	President and Chief Executive Officer